Exhibit a(ii) under Form N-1A
                                   ........ Exhibit 3(i) under Item 601/Reg. S-K

                             FEDERATED EQUITY FUNDS

                                 Amendment No. 8
                                     to the
                    AMENDED AND RESTATED DECLARATION OF TRUST
                             dated, August 15, 1995

         This Declaration of Trust is amended as follows:

         Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

         "Section 5.  Establishment and Designation of Series or Class.

         Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes shall be and are established and designated as:

                        Federated Aggressive Growth Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                       Federated Capital Appreciation Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                    Federated Communications Technology Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                        Federated Growth Strategies Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                         Federated Large Cap Growth Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares
                       Federated Small Cap Strategies Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

         The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Amended and Restated Declaration of Trust, as adopted by the Board of Trustees on the 19th day of August, 1999.

         WITNESS the due execution hereof this 19th day of August. 1999.



/s/ John F. Donahue                                  /s/ Lawrence D. Ellis, M.D.
John F. Donahue                                      Lawrence D. Ellis, M.D.


/s/ Thomas G. Bigley                                 /s/ Peter E. Madden
Thomas G. Bigley                                     Peter E. Madden


/s/ John T. Conroy, Jr.                            /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                                  Charles F. Mansfield, Jr.


/s/  Nicholas P. Constantakis                        /s/ John E. Murray, Jr.
Nicholas P. Constantakis                             John E. Murray, Jr.


/s/ William J. Copeland                              /s/ Marjorie P. Smuts
William J. Copeland                                  Marjorie P. Smuts


/s/ John F. Cunningham                               /s/ John S. Walsh
John F. Cunningham                                   John S. Walsh